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                                                                    Exhibit 99.1

Contact:
Susan Hickey
Jupiter Media Metrix
917-534-6479
shickey@jmm.com


JUPITER MEDIA METRIX ANNOUNCES PLANNED SALE OF JUPITER RESEARCH AND
                   EVENTS BUSINESSES TO INT MEDIA GROUP


      NEW YORK, NY JUNE 21, 2002 - Jupiter Media Metrix, Inc. (Nasdaq: JMXI) today announced that it has signed a definitive agreement to sell the assets of its Jupiter Research and Events businesses to INT Media Group, Inc. (Nasdaq:
INTM) for $250,000 and the assumption of certain liabilities. The transaction is expected to close by July 31, 2002 and is subject to the approval of Jupiter Media Metrix shareholders. Effective immediately, INT Media Group will assume responsibility for operating the Jupiter Research and Events businesses pursuant to a management agreement.

      INT Media Group, formed in 1998, is a leading provider of global real-time news, information and media resources for Internet industry and information technology professionals, Web developers and experienced Internet users. Jupiter will operate as a division of INT Media Group and a number of Jupiter Media Metrix employees will transition to the new division. Kurt Abrahamson, currently president of Jupiter Research, will continue to lead the organization.

      "INT Media Group provides the ideal platform for the Jupiter Research and Events businesses to flourish," said Robert Becker, chief executive officer of Jupiter Media Metrix. "The combined company's renowned brands, products, content, intellectual capital and resources ensure that Jupiter clients will continue to benefit from Jupiter's world-class, innovative analysis, insight and advice."

ABOUT JUPITER MEDIA METRIX
Jupiter Research helps companies develop, extend and integrate business strategies across online and emerging channels. Backed by proprietary data, Jupiter's industry-specific analysis, competitive insight and strategic advice give businesses the tools they need to exploit new technologies and business processes. The company is headquartered in New York City. Visit www.jmm.com for more information.

CAUTION REQUIRED BY CERTAIN SEC RULES
This press release contains statements of a forward-looking nature relating to future events or future financial results of Jupiter Media Metrix. Investors are cautioned that such statements are only predictions and that actual events or results may differ materially. In evaluating such statements, investors should specifically consider various factors, which could cause actual events or results to differ materially from such forward-looking statements, including the matters set forth in Jupiter Media Metrix reports and documents filed from time to time with the Securities and Exchange Commission.

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In connection with this transaction, Jupiter Media Metrix will file with the SEC a proxy statement relating to the special meeting at which its stockholders will vote on this transaction. Investors and security holders are urged to read this document when it becomes available, as it will contain important information about this transaction. Investors and security holders may obtain copies of the document, when they have been filed with the SEC, free of charge from the SEC's website at www.sec.gov as well as from the company by directing a request to investor@jmm.com.

Jupiter Media Metrix and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the Jupiter Media Metrix stockholders with respect to this transaction. Information regarding such individuals is included in Jupiter Media Metrix' Amendment No. 1 to its Annual Report on Form 10-K for the year ended Dec. 31, 2001, dated April 30, 2002, available free of charge from the SEC and Jupiter Media Metrix as indicated above.

Jupiter Media Metrix will be filing with the SEC a Current Report on Form 8-K containing the full text of the asset purchase agreement. The filings will be available free of charge from the SEC and the company as indicated above.

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